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                               SCIOS NOVA INC.
                      Computation of Net Loss Per Share

                       (Calculated in accordance with the
                           guidelines of item 601 of
                        Regulation S-K.  The effect of
                          stock options on loss per
                           share is anti-dilutive)

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
                                                                                Three months ended
                                                                                     June 30,
                                                                          1995                    1994
                                                                                    (Unaudited)
PRIMARY:
Average common shares outstanding                                       35,691,268             35,202,241
Net effect of dilutive stock options -
    based on treasury stock method                                          84,524                220,826
Average common and common equivalent
    shares outstanding                                                  35,775,792             35,423,067


Net loss                                                               ($6,596,000)           ($6,804,000)


Net loss per share                                                          ($0.18)                ($0.19)

FULLY DILUTED:
Average common shares outstanding                                       35,691,268             35,202,241
Net effect of dilutive stock options -
    based on treasury stock method                                          84,524                220,924
Average common and common equivalent -
    shares outstanding                                                  35,775,792             35,423,165


Net loss                                                               ($6,596,000)           ($6,804,000)


Net loss per share                                                          ($0.18)                ($0.19)


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                             See notes to consolidated financial statements.

                                            Exhibit 11.1